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                                                                  Exhibit 99.9

                               STATE OF CALIFORNIA
                   BUSINESS, TRANSPORTATION AND HOUSING AGENCY
                           DEPARTMENT OF CORPORATIONS








                                                              File No. 506-1972



                                     PERMIT

                         THIS PERMIT IS PERMISSIVE ONLY
                    AND DOES NOT CONSTITUTE A RECOMMENDATION
             OR ENDORSEMENT OF THE SECURITIES PERMITTED TO BE ISSUED


Issuer:  First Northern Community Bancorp

is hereby qualified to offer, sell and issue the securities described in its application filed March 10, 2000, and any amendments and supplements thereto to the date hereof, to the persons described in said application, for the considerations, uses and purposes, and in the manner set forth in said application. This qualification is effective for 12 months from the date hereof.

Dated:  San Francisco, California


                                       WILLIAM KENEFICK
                                       Acting Commissioner of Corporations


April 25, 2000                    By  /s/   Roger Borgen
                                     -----------------------------------------
                                             Roger Borgen
                                             Senior Corporations Counsel


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                               STATE OF CALIFORNIA
                   BUSINESS, TRANSPORTATION AND HOUSING AGENCY
                           DEPARTMENT OF CORPORATIONS


                                                              File No. 506-1972


Applicant:  First Northern Community Bancorp


                        CERTIFICATE OF ISSUANCE OF PERMIT


     I, WILLIAM KENEFICK, Acting Commissioner of Corporations, hereby certify:

     1. By application filed March 10, 2000, applicant seeks qualification for the offer and sale of securities under section 25121 of the Corporate Securities Law of 1968, as amended.

     2. The terms and conditions of the proposed offer and sale of securities are described in that application and the Notice of Hearing executed March 27, 2000.

     3. At applicant's request and upon due notice to all persons to whom it is proposed to issue such securities, a hearing was held April 25, 2000, before the Department of Corporations, upon the fairness of the terms and conditions of such offer and sale of securities. All proposed issuees had the right to appear.

     4. The terms and conditions are fair and are approved. Qualification by permit for the offer and sale of such securities is effective the date hereof.

Dated:  San Francisco, California


                                     WILLIAM KENEFICK
                                     Acting Commissioner of Corporations


April 25, 2000                       By  /s/  Roger Borgen
                                       ----------------------------------------
                                              Roger Borgen
                                              Senior Corporations Counsel

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